STOCK PURCHASE AGREEMENT


     THIS AGREEMENT (the "Agreement") is made as of this 2nd day of February, 1996, by and between Mestek, Inc., a Pennsylvania corporation ("Purchaser"); and Koji Shimada ("Seller"), who owns all of the shares of the issued and outstanding capital stock of Omega Flex, Inc., a Pennsylvania corporation ("Omega"). The Purchaser and Seller are sometimes collectively referred to herein as the "Parties," and either one of the Parties is sometimes referred to as a "Party."

                                   WITNESSETH

     WHEREAS, Seller is the sole beneficial and record owner of all the issued and outstanding capital stock of Omega (the "Shares");

     WHEREAS, Omega is engaged in the business of designing, manufacturing, fabricating, assembling, buying and selling flexible metal hose products (hereinafter the "Omega Business");

     WHEREAS, Omega retains and owns all such assets, goodwill, properties and contractual and other rights necessary to conduct the Omega Business (the "Omega Assets");

         WHEREAS, Seller is domiciled in Pennsylvania; and

     WHEREAS, Purchaser desires to purchase the Shares, and Seller desires to sell the Shares, upon the terms herein specified.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth, and of other good and valuable consideration, the Parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                             PURCHASE OF THE SHARES

     Seller hereby agrees to sell, assign, transfer, and convey to Purchaser at the Closing hereinafter identified, for the consideration set forth and payable in accordance with the provisions of Article II, all of Seller's rights, title, and interest in and to the Shares, free and clear of all liens, encumbrances and adverse charges of any nature. At the Closing, the Seller shall deliver to Purchaser certificates representing all the Shares owned by the Seller, validly endorsed in blank or accompanied by stock powers with respect to such Shares validly endorsed in blank.

                                   ARTICLE II
                             PAYMENT FOR THE SHARES

     2.1. Consideration. Subject to the terms and conditions set forth herein, Purchaser hereby agrees to pay to the Seller at the Closing, as consideration for the purchase of the Shares and for Seller's covenants contained herein, the amount of $9,000,000 (Nine Million U.S. Dollars) in current funds, by wire transfer, subject to adjustment in accordance with Section 2.2.

         2.2.     Adjustment of Purchase Price.

     (a) On the Closing Date, Purchaser shall pay $8,500,000 (Eight Million Five Hundred Thousand Dollars) of the Purchase Price to Seller.

     (b) The Purchase Price shall be adjusted dollar-for-dollar for any reduction in, or increase in, the net worth of the Company (as defined hereinafter) between (i) the net worth of $1,996,000 (One Million, Nine Hundred Ninety-Six Thousand Dollars) stated on the Recast Balance Sheet (as hereinafter defined) and (ii) the net worth of the Company as at the Closing Date as determined in accordance with the principles set forth in Section 2.3 (the "Final Net Worth").

     (c) Within 90 days after the Closing Date, financial statements as at the Closing Date (the "Closing Date Financial Statement") shall be prepared by the Purchaser (or the Purchaser shall cause the Company to prepare such Closing Date Financial Statement in accordance with this Section) pursuant to the principles set forth in Section 2.3. On the basis of the Closing Date Financial Statement, Purchaser shall make a determination of the Final Net Worth of the Company (the "Purchaser's Net Worth Determination") and shall communicate it and the Closing Date Financial Statement to Seller in writing; the Closing Date Financial Statement, the Purchaser's Net Worth Determination, and Purchaser's communication thereof to Seller shall be accomplished within 90 days after Closing. If Seller disagrees with Purchaser's Net Worth Determination, Seller may so advise Purchaser within thirty days of receiving the Purchaser's Net Worth Determination, failing which the Purchaser's Net Worth Determination shall become the conclusive determination of the Final Net Worth of the Company as at the Closing Date. If Seller does advise Purchaser that he disagrees with Purchaser's Net Worth Determination, the Parties shall endeavor to reach agreement on the Final Net Worth of the Company; in such a case the Seller may hire a certified public accountant of his own choosing to conduct an additional audit. If the Parties cannot agree on the Final Net Worth of the Company, an independent certified public accountant shall be selected by the Parties, and such independent certified public accountant's determination of the Final Net Worth of the Company shall be conclusive, final and binding on both Parties. Any such independent certified public accountant's costs and fees shall be shared equally by the Parties.

     (d) Subject to Section 16.3, if the Final Net Worth of the Company is in excess of $1,996,000, Purchaser shall pay Seller the difference within 10 days after the conclusive determination pursuant to the provisions of Section 2.2(c) of the Final Net Worth of the Company; provided, however, that if such conclusive determination indicates the net worth of the Company to be less than 1,996,000 (One Million Nine Hundred Ninety-Six Thousand Dollars), then Seller shall pay the difference to Purchaser within 10 days.

     (e) When Purchaser shall have (i) made the payment called for by Section 2.2(a), (ii) made any payment required by Section 2.2(d), and (iii) made any payment required by the last sentence of Section 16.4, Purchaser's entire obligation under this Agreement with respect to the Purchase Price shall have been satisfied.

     (f) For the purposes of this Agreement, the term "Recast Balance Sheet" means the recast balance sheet of the Company as at September 30, 1995, as prepared by Geneva Capital Markets, Inc., which is attached hereto as Schedule 3.9(B).

         2.3      Principles for Determining Final Net Worth.

     (a) The actual assets and liabilities of the Company (including without limitation those assets and liabilities as to which there are footnotes on the Recast Balance Sheet) shall be calculated in accordance with generally accepted accounting principles, except to the extent that other provisions of this
Section 2.3 provide otherwise.

         (b)      Inventory of the Company shall be valued as follows:

     (i) Raw materials and purchased components shall be valued individually at the lower of acquisition costs or market value. Acquisition costs shall be determined on an item-by-item, FIFO basis.

     (b) Work-in-process and finished goods consisting of manufactured flexible hose and flexible hose products in the process of being assembled shall be valued at the sum of the value of the raw materials and purchased components, direct labor and factory burden applicable to said items of work-in-process and finished goods as further set forth herein: (i) raw materials and purchased components shall be valued at the lower of acquisition costs or market value,
(ii) direct labor shall be valued at the Company's labor standards and rates which are based on standard direct labor minutes multiplied by the average direct labor rate in effect at December 31, 1995, and (iii) standard factory burden shall be expressed as a percentage of standard direct labor costs, for the respective products, which percentage shall be those used by the Company as of December 31, 1995, adjusted to eliminate the cost of the (x) wages, fringe costs and expenses of any engineering activities that are not directly related to application engineering or product maintenance, (y) the wages, fringe costs and expenses of any sales, marketing and service activities, and (z) any other costs, including general and administrative costs, inconsistent with generally accepted accounting principles in the calculation of burden.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The term "the Company" as used in this Agreement includes Omega and all corporations, partnerships and other entities owned by it entirely or in part, all of which are listed on Schedule 3 attached hereto. All representations and warranties contained herein shall survive the Closing, and none shall merge into any Closing document, and breaches of representations and warranties may be set off against any amounts due from Purchaser to the Seller, but only to the extent specifically set forth in the Lease Agreement (as hereinafter defined). Each of the representations and warranties set forth in Sections 3.3, 3.8, 3.17 and 3.31 shall expire on the expiration of the statute of limitations applicable with respect to the subject matter of such representation and warranty. Each of the remaining representations and warranties in this Article III shall expire on the date that is fourteen months after the Closing Date.

     Where the expression "to the Knowledge of the Company" is used in this Agreement, it shall mean what any of the individuals in the following list knew or should have known based on their respective areas of responsibility at the
Company: the Seller, Mrs. Kim Shimada, Steven Tanzola, Steven Rongione, and Steven Treichel.

     The Seller represents and warrants the following as of the date hereof and as of the Closing Date:

     3.1. Corporate Standing. The Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate authority to own, lease and operate its properties and businesses, and is in good standing and is qualified to transact business as a foreign corporation in all states in which the nature of its business or the properties owned by it require it to qualify to transact business, except for failures to be so qualified or in good standing that would not, in the aggregate, have a material adverse effect on the Company or on the transactions contemplated hereby.

     3.2. Authority. The Seller has the full power and authority to enter into, execute, deliver, and perform this Agreement and all Exhibits to which they are a party. The execution, delivery and performance of this Agreement and such Exhibits, and the consummation of all transactions contemplated herein and therein, have been duly authorized by all necessary action of the Seller. This Agreement and such Exhibits, when executed and delivered by the Seller, shall be valid and binding obligations of the Seller, enforceable against him in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of mandatory equitable relief may not be available. Except for approvals of governmental authorities described in Section 7.6 and except as set forth in
Schedule 3.2 attached hereto, neither the execution and delivery of this Agreement nor the execution and delivery of the certificates and documents set forth as Exhibits hereto nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or violate any provision of the Articles or Certificate of Incorporation or By- Laws of the Company, (ii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to the Seller or the Company or their businesses or by which any of their assets is affected, or (iii) conflict with or result in any material breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any security interest, lien, charge or encumbrance on any of the Seller's or the Company's assets pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, permit, license, franchise, lease, contract, or other instrument or obligation to which the Seller or the Company is a party or by which any of their assets is affected. Except as set forth in Schedule 3.2 attached hereto, neither the Seller nor the Company are required to submit any notice, declaration, report or other filing or registration with any governmental or regulatory authority or instrumentality, and no approvals or non- objections are required to be obtained or made by the Seller or the Company in connection with the execution, delivery or performance by the Seller of this Agreement or any Exhibit or the consummation of the transactions contemplated hereby or thereby, except where the failure to obtain such consent would not have a material adverse effect on the Omega Business as operated on the date hereof or on the Omega Assets.

     3.3. Capitalization. The Company is a Pennsylvania corporation having authorized capital stock consisting only of 1000 shares of common stock, $60 par value per share, of which 1000 are issued and outstanding. Schedule 3.3(A) lists all persons or entities owning shares of any class of the Company's stock, as well as the amount and nature of stock held by each such person or entity.
Schedule 3.3(B) lists all persons or entities holding options or warrants to acquire any of the Company's capital stock, as well the amount of stock covered by each such option or warrant and the exercise price therefor. The Shares constitute one hundred percent (100%) of the issued and outstanding capital stock of the Company. All of the Shares are validly issued, fully paid and nonassessable and are owned of record and beneficially by the Seller, free and clear of any liens, claims, options, encumbrances or restrictions of any nature whatsoever. Except as described in Schedule 3.3(C), there are no agreements, arrangements, warrants, calls, options, convertible rights or other rights (vested or contingent) to acquire any capital stock of the Company, and no such agreements, arrangements, warrants, calls, options, convertible rights or other rights (vested or contingent) to acquire any capital stock of the Company will be issued, entered into, or granted prior to the Closing Date without the prior written approval of the Purchaser. The Seller has the absolute right, power and capacity to sell, assign and deliver the Shares to

Purchaser, and has good and marketable title to the Shares, free and clear of all liens, claims, options, encumbrances or restrictions of any nature whatsoever.

     3.4. Operation of the Company's Business. The Company owns and retains all such assets, tangible or intangible, contractual, license and leasehold rights necessary for the Purchaser (i) to operate the business of the Company as the Company operates it on the date hereof, and (ii) to utilize the assets and contractual, license and leasehold rights in the same manner as they were used on the date of this Agreement. With the exception of those assets used in the business of the Company pursuant to license and leasehold rights in favor of the Company, all of the assets used in the business of the Company are owned by the Company, and none are owned by any other party.

     3.5. No Material Change. Except as set forth in Schedule 3.5A attached hereto, there has been no materially adverse change since the September 30, 1995 (the "Balance Sheet Date") in the nature or, to the Knowledge of the Company, the  prospects  of the  Company  and its  business or  condition  (financial  or otherwise), or properties, assets, liabilities (actual or contingent), operations, or the manner of conducting its business, other than changes in the ordinary course of business which in the aggregate are not material and adverse. Since the Balance Sheet Date, there has been no event or condition of any character which, either individually or in the aggregate, might reasonably be expected to affect in a materially adverse manner the business prospects, operations, properties, assets, liabilities, earnings or financial condition of the Company. Except as set forth in Schedule 3.5B attached hereto, since the Balance Sheet Date the Company has not (i) declared or, directly or indirectly, paid any dividends or made any other distributions or payments of any kind to its shareholders or partners, (ii) incurred any indebtedness for borrowed money,
(iii) created or permitted to be created any liens, encumbrances, or adverse charges of any nature on any of the assets of the Company, (iv) discharged, satisfied or paid, in whole or in part, or permitted to be discharged, satisfied or paid, in whole or in part, any obligation or liability (contingent or absolute) relating to the business or the properties of the Company, other than in the ordinary course of business, or (v) waived or permitted to be waived any material right or claim of the Company.

     3.6. Assets. The Company has good and marketable title to all of its assets (except for Third Party Software, for which the Company has valid and enforceable licenses), free and clear of all mortgages, options, leases, covenants, conditions, agreements, liens, security interests, adverse claims, restrictions, charges, encumbrances or rights of others, except for liens set out on Schedule 3.6A. There exists no restriction on the use or transfer of any of the Company's assets. Schedule 3.6A sets forth a list of (i) all furniture, office equipment, machinery, and equipment, including without limitation, computer hardware, used to conduct the business of the Company with an original market value in excess of $1,000 (the "Equipment") and the location of each piece of Equipment and (ii) all "Company Software," which shall include all of the Company's software and computer programs used in its business, including any software or computer programs not wholly-owned by the Company ("Third Party Software") embedded therein, in machine readable source code forms and in machine executable object code forms and all related specifications (including, without limitation, all logic architectures, algorithms and logic flows and all physical, functional, operating and design parameters), operating systems and procedures (including development methodology), designs, design revisions, related applications software in any language, concepts, ideas, processes, techniques, software design and test tools, third party software interfaces, methods of implementation and packaging, all associated know-how and show- how and all related programmer and user manuals, which are used by the Company to install, operate, maintain, correct, test, repair, enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package such software and computer programs. Except as set forth in Schedule 3.6B attached hereto, the tangible assets of the Company are in satisfactory operating condition and repair, ordinary wear and tear excepted, and are satisfactory for the purposes for which such assets are being used in the Company's business. The Company does not, and has not since the date of its formation, own or have any interest in real estate except as described in
Schedule 3.6C.

     3.7. Compliance with Laws. Except as listed on Schedule 3.7, the operation of the Company's business and the use of its assets are in material compliance with all applicable laws, ordinances, rules and regulations, including but not limited to Federal, state, local and foreign environmental, work place safety and employee benefits laws and rules (collectively the "Laws"). The Company has all requisite licenses, permits and certificates from federal, state and local governmental authorities as may be necessary to conduct its business and own and operate its assets, and such permits are valid and in full force and effect and will not be terminated or adversely affected by the consummation of the transactions contemplated hereby. Except as disclosed on Schedule 3.7 attached hereto, the Company has not received any notice alleging any violations by the Company of any Laws, or of investigations of the Company initiated by administrative agencies, and, to the knowledge of the Company, no allegations or investigations are pending or have been threatened.

     3.8. Employee Benefit Plans.

     3.8.1. Except as set forth on Schedule 3.8.1(A) attached hereto, with respect to all employees and former employees of the Company, neither the Company nor any ERISA Affiliate of the Company presently maintains, contributes to or has any liability under:

     (a) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, cafeteria, dependent care, stock option, stock purchase, stock appreciation rights, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, life insurance, welfare or other employee benefit or fringe benefit plan, program or arrangement;

     (b) any plan, program or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement

Income Security Act of 1974, as amended ("ERISA"), or an "employee welfare benefit plan" as defined in Section 3(1) or ERISA.

For purposes of this Agreement,  "ERISA  Affiliate"  shall mean each person
(as defined in section 3(9) of ERISA) that, together with the Company (or any person whose liabilities the Company has assumed or is otherwise subject to), currently or in the past would be treated as a single employer under section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of section 414(b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The plans, programs and arrangements set forth on Schedule 3.8.1(A) are herein referred to as the "Employee Benefit Plans."

     3.8.2. With respect to all employees and former employees of the Company, neither the Company nor any ERISA Affiliate of the Company presently maintains, contributes to or has any liability under any funded or unfunded medical, health or life insur- ance plan or arrangement for present or future retirees or present or future terminated employees except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or as required by any state law providing for the continuation of such benefits for present or future retirees or present or future terminated employees. Neither the Company nor any ERISA Affiliate of the Company maintains or contributes to a trust, organization or association described in any of Sections 501(c)(9), 501(c)(17) or 501(c)(20) of the Internal Revenue Code.

     3.8.3. Favorable determination letters have been received from the Internal Revenue Service with respect to each Employee Benefit Plan which is intended to comply with the provisions of Section 401(a) of the Internal Revenue Code, evidencing compliance with the relevant provisions of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984. Each such Employee Benefit Plan complies in form and in operation with the requirements of the Internal Revenue Code and meets the requirements of a "qualified plan" under Section 401(a) of the Internal Revenue Code. Additionally, amendments have been made to each such Employee Benefit Plan for the Tax Reform Act of 1986 and subsequent legislation and regulations to the extent they are required. A proper and timely application for a favorable determination letter with respect to each such Employee Benefit Plan, as amended, has been made with the Internal Revenue Service, and no unfavorable responses have been received with respect to any such application from the Internal Revenue Service.

     3.8.4. With respect to each Employee Benefit Plan which is subject to Title 1 of ERISA, neither the Company nor any ERISA Affiliate of the Company has failed to comply with any of the applicable reporting, disclosure or other requirements of ERISA and the Internal Revenue Code, and there has been no "prohibited transaction" as described in Section 4975 of the Internal Revenue Code or Section 406 of ERISA.

     3.8.5. Neither the Company nor any ERISA Affiliate of the Company, nor any of their respective directors, officers, employees or any other "fiduciary," as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Internal Revenue Code for any action or failure to act in connection with the administration or investment of the Employee Benefit Plans.

     3.8.6.  With  respect  to any  Employee  Benefit  Plan  which is subject to
Section 412 of the Internal Revenue Code or Section 302 of ERISA, there has been no "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code (whether or not waived). With respect to the Employee Benefit Plans, all applicable contributions and premium payments for all periods ending prior to the Closing Date (including periods from the first day of the then current plan year to the Closing Date) have been made, and shall be made prior to the Closing Date in accordance with past practice and, with respect to each Employee Benefit Plan subject to Title IV of ERISA, the recommended contribution in the applicable actuarial report. No Employee Benefit Plan has any unfunded liability.

     3.8.7. The actuarially determined present value of all accrued benefits under each Employee Benefit Plan subject to Title IV of ERISA (computed on a plan termination basis) does not exceed the fair market value of the assets of each such Employee Benefit Plan.

     3.8.8. Neither the Company nor any ERISA Affiliate of the Company presently maintains, contributes to or has any liability (including current or potential withdrawal liability) with respect to any "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

     3.8.9. Neither the Company nor any ERISA Affiliate of the Company has maintained an employee pension benefit plan that has been the subject of a "reportable event," as that term is defined in Section 4043 of ERISA, as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation ("PBGC"), or of any event requiring disclosure under Section 4063(a) of ERISA. Neither the Company nor any ERISA Affiliate of the Company has incurred any outstanding liability under Section 4062 of ERISA to the PBGC. All premiums or other amounts due and payable to the PBGC have been paid. Neither the Company nor any ERISA Affiliate of the Company has terminated any employee pension benefit plan subject to Title IV of ERISA, and no proceeding by the PBGC to terminate any employee pension benefit plan pursuant to Title IV of ERISA has ever been instituted or (to the Seller's knowledge) threatened, no notice of any such termination has been received and no condition exists which presents a material risk of termination of an Employee Benefit Plan.

     3.8.10. There is no pending or (to the Seller's knowledge) threatened legal action, proceeding or investigation against or involving any Employee Benefit Plan maintained by the Company or any ERISA Affiliate of the Company (other than routine claims for benefits) and, to the Seller's knowledge, there is no basis for or fact which could give rise to any such legal action, proceeding or investigation. Any bonding required with respect to the Employee Benefit Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

     3.8.11. Except as set forth on Schedule 3.8.11,

     (a) The Company is not a party to any employment agreement, whether written or oral, or agreement with change in control or similar provisions, or collective bargaining agreement or contract with any labor union relating to any employees or former employees of the Company;

     (b) The Company does not have outstanding any loan or loans to any current or former employees of the Company, nor has the Company guaranteed such loans;

     (c) No amount payable to an employee or former employee of the Company will be an "excess parachute payment" which is non-deductible under Section 280G of the Internal Revenue Code.

     3.8.12. There has been no act or acts which would result in a disallowance of a deduction or the imposition of a tax pursuant to Section 4980B, or with regard to plan years beginning before December 31, 1988, Section 162(i) of the Internal Revenue Code as in effect immediately prior to the enactment of the Technical and Miscellaneous Revenue Act of 1988, or any regulations promulgated thereunder, whether final, temporary or proposed. No event has occurred with respect to which the Company or any ERISA Affiliate of the Company could be liable for a tax imposed by any of Sections 4972, 4976, 4977, 4979, 4980 or 4980B of the Internal Revenue Code, or for a civil penalty under Section 502(c) of ERISA.

     3.8.13. With respect to each of the Employee Benefit Plans, the Seller and the Company have delivered to Purchaser true and complete copies of: (i) the plan documents, including any related trust agreements, insurance contracts or other funding arrangements, or a written summary of the terms and conditions of the plan if there is no written plan document; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the most recent IRS Form 5500; (iv) the most recent actuarial valuation; (v) the most recent financial statement; (vi) all correspondence with the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation with respect to the past three plan years other than IRS Form 5500 filings and PBGC premium payments; and (vii) the most recent summary plan description.

     3.9. Financial Statements. Attached hereto as Schedule 3.9(A) is the balance sheet(the "Balance Sheet") of the Company at the Balance Sheet Date, and the income statement of the Company for the nine months then ended. Attached hereto as Schedule 3.9(B) is the

Recast Balance Sheet. The financial statement data on the Balance Sheet is true and complete and fairly presents the financial condition of the Company as of the Balance Sheet Date and the income and expenses of the Company for the nine months then ended, other than the absence of year-end adjustments to be made in the ordinary course of business and consistent with such adjustments, if any, as have been made in prior years. The financial statement data on the Recast Balance Sheet is true and complete and fairly presents the consolidated financial condition of the Company as of September 30, 1995. There are no assets or liabilities with respect to the Omega Business or the Omega Assets, whether known or unknown, whether mature or inchoate, that are not accurately reflected on the Balance Sheet and the Recast Balance Sheet.

     3.10. Disposition of Assets. No fixed tangible asset of the Company having a value in excess of $500 per item, and no intangible asset which is part of the assets of the Company, has been disposed of since the Balance Sheet Date, except as set forth on Schedule 3.10 attached hereto.

     3.11. Litigation. Other than as listed in Schedule 3.11 attached hereto, there is no claim, counterclaim, suit, order, proceeding, action, or investigation pending, notice of which has been received, or, to the knowledge of the Seller, threatened against the Company, including but not limited to product liability claims. Neither the Company nor any other the Company is a plaintiff or petitioner in any litigation or proceeding other than as listed in
Schedule 3.11.

     3.12. Agreements, Leases and Licenses. Schedule 3.12 lists accurately and completely all leases, licenses, contracts and agreements of the Company with both a value in excess of $5,000 per year and a term of one year or more, including all amendments or modifications thereto (collectively the "Contracts"). Each of the Contracts is valid and effective in accordance with its terms. The Company is not in default under any of the Contracts and, to the knowledge of the Seller, no other party to any of the Contracts is in default thereunder. No event has occurred which with the passage of time or the giving of notice or both would constitute a default under any of the Contracts. Each of the Contracts is appropriate in nature and scope to the operation of the business of the Company as it exists at the date hereof. Other than the Contracts, there are no leases, licenses, contracts or agreements necessary (i) to operate the business of the Company as it was operated as at the date hereof, or (ii) to utilize the assets and contractual, license and leasehold rights in the same manner as the Company utilizes such assets and contractual, license and leasehold rights as at the date hereof. Except as set forth on Schedule 3.12, each of the Contracts is valid, binding and enforceable against the Company and, to the Knowledge of the Company, each other party thereto in accordance with its terms without any defenses, setoffs, counterclaims or disputes of any nature and is in full force and effect. No purchase commitment for materials, supplies, component parts or other items of inventory of the business to which the Company is a party is in excess of the ordinary, normal, usual and current requirements of the business or at a price in excess of the current reasonable market price. The Company has not waived any right under any Contract. The Company is not a party to, nor are any of the Company's assets bound by, any agreement that is adverse to its business. The Company has not received notice that any party to any of the Contracts intends to cancel or terminate any contract or to exercise or not exercise any option under any Contract.

     3.13. Environmental and Health and Safety Matters.

     3.13.1. Set forth on Schedule 3.13.1 attached hereto is a true, accurate and complete list of all real property, owned, leased and/or otherwise currently or previously used or occupied by the Company or for the business of the Company, or at which the Company has carried on its business at any time since its incorporation, or at which any other person or entity has carried on the business of the Company since the incorporation of Omega (including but not limited to Lots 36, 37, and 48 at the Oaklands Corporate Center, Exton, Pennsylvania, and at West Conshohocken, Pennsylvania) (the "Property").

     3.13.2. Except as set forth in Schedule 3.13.2, to the Knowledge of the Company, the Company and the Property have been at all times and are in compliance with the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments and Reauthorization Act, the Federal Water Control Act, the Occupational Safety and Health Act, and all other federal, state and local laws, regulations and ordinances, and common-law principles, relating to pollution, safety, health or protection of the environment, including, without limitation, those relating to containment, emissions, discharges, releases or threatened releases of industrial, toxic or hazardous substances, materials or wastes or other pollutants, contaminates, petroleum products, asbestos, polychlorinated biphenyls ("PCBs"), or chemicals (collectively, "Hazardous Substances") into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacturing, processing, distribution, use, treatment, labeling, storage, disposal, abatement, transport or handling of Hazardous Substances (the "Environmental Laws").

     3.13.3. To the Knowledge of the Company, the Company has obtained and is in full compliance with all permits, licenses and other consents or authorizations which are required with respect to the operation of its business under the Environmental Laws, including without limitation those that are required to (a) operate or install any equipment or facilities and (b) generate, manufacture, formulate, store, treat, handle, transport, discharge, emit or dispose of Hazardous Substances generated by its business, a true and complete list of which is included in Schedule 3.13.3.

     3.13.4. To the Knowledge of the Company, except as listed in Schedule 3.13.4(a), there are no PCBs, TCE, PCE, or asbestos containing materials generated, used, treated, stored, maintained, disposed of, or otherwise deposited in, located on, or related to the Property, the business of the Company at any time since the incorporation of the Company, or any premises at which the business of the Company were or are located. Additionally, except as described in Schedule 3.13.4(b), to the Knowledge of the Company, there are and were no underground storage tanks used, stored, maintained, located on or otherwise related to the Property, the business of the Company at any time since its incorporation, or any premises at which the business of the Company were or are located. To the Knowledge of the Company, the Company has removed and properly disposed of all used or other obsolete materials regulated by environmental, health and safety laws, including chemical or other hazardous substances or wastes, that are not used by the Company's business. With respect to underground storage tanks, to the Knowledge of the Company, Schedule 3.13.4(b) sets forth the size, location, construction, installation date, use and testing history of all such underground storage tanks (whether or not excluded from regulation under Environmental Laws), including all underground storage tanks in use, out of service, closed, abandoned or decommissioned.

     3.13.5. To the Knowledge of the Company, there has been no "release" as defined in 42 U.S.C. section 9601(22) or, to the knowledge of the Seller, threat of a "release" of any Hazardous Substance on, from or under any premises from which the operations of the Company or its predecessors have been or are being conducted.

     3.13.6. To the Knowledge of the Company, the Company has not received notice that any of them have any potential liability with respect to the contamination, investigation, or cleanup of any site at which Hazardous Substances have been or have alleged to have been generated, treated, stored, released, discharged, emitted or disposed of, and there are no past or present (or, to the knowledge of the Seller, future) events, facts, conditions or circumstances which may interfere with or prevent compliance by the business of the Company in accordance with Environmental Laws, or with any order, decree, judgment, injunction, notice or demand issued, entered, promulgated or approved thereunder, or which may give rise to any common-law or other legal liability, including, without limitation, liability under any Environmental Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, process, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of Hazardous Substances by the Company or a predecessor, as a result of any act or omission of the Company or a predecessor.

     3.13.7. To the Knowledge of the Company, Schedule 3.13.7 contains a true, correct and complete listing of all Hazardous Substances used by the business of the Company in the conduct of its operations since January 1, 1980, and a list of the methods used by the Company and any other entity or person carrying out the business of the Company (including, but not limited to, a list of past and present disposal or recycling sites, waste haulers, and manifest numbers) since January 1, 1980 to dispose of or recycle Hazardous Substances generated by the Company's operations and by the activities of the Company and any other person or entity carrying on the business of the Company.

     3.13.8. To the Knowledge of the Company, except as disclosed in Schedule 3.13.8, all of the Company's disposal and recycling practices relating to Hazardous Substances have been accomplished in accordance with all applicable Environmental Laws.

     3.13.9. Purchaser acknowledges that Seller has caused the Company to provide Purchaser access to (i) view the Property at which the Company currently operates and to (ii) conduct due diligence with respect to the Company's business operations and records in order to allow the Purchaser to form its own opinion whether the Property at which the Company currently operates and the operations of the Company's business are in compliance with the Environmental Laws. The Seller acknowledges that Purchaser's access to the Property and the Company's business operations and records, including the Phase I audit report dated on or about October 20, 1993, shall have no effect on Seller's representations, warranties, obligations or liabilities under this Agreement. The Purchaser acknowledges that except as stated in this Agreement the Company makes no representations about the condition of the Property or the operation of the Company's business.

     3.14. Intellectual Property. All of the patents, trademarks, service marks, trade names, copyrights, processes of every kind and description, designs, know-how, formulae, shop rights, trade secrets, and similar properties, as well as the registrations and applications therefor, and the renewals thereof, that are used in the business of the Company (collectively, the "Intellectual Property") are owned or lawfully used by the Company. None of the Intellectual Property has been held or stipulated to be invalid in any litigation or proceeding. Schedule 3.14A attached hereto lists all the registered Intellectual Property. Except as disclosed on Schedule 3.14B attached hereto, the validity of the Intellectual Property, and of the Company's rights to the Intellectual Property, has not been questioned in any litigation or proceeding currently pending or which, to the knowledge of the Seller, has been threatened, and, to the Knowledge of the Company, there exists no basis for a claim against the Company for infringement of any third party's intellectual property. The Company has not received any notice to the effect that any product it makes or sells, or the distribution or use by it or another of any such product, or any services it performs in the course of its business, may infringe any trademark, service mark, trade name, copyright, patent, trade secret, or similar legally protectable right of another. All patentable inventions utilized or first reduced to practice in connection with the business or activities of the Company or the employment by same of individuals are the property of the Company and no other party. Except as set forth in Schedule 3.14A or Schedule 3.14B, the Company has not entered into and is not a party to any development, work for hire, license or other agreement pursuant to which the Company has secured the right or obligation to use, or granted others the right or obligation to use, any trademarks, service marks, trade names, copyrights, patents or know-how.

     3.15. Related Party Transactions. No officer or director of the Company or any affiliate thereof has, directly or indirectly, entered into any transaction with the Company, except for any arrangements which are either (i) specifically disclosed on the Balance Sheet or (ii) listed on Schedule 3.15 attached hereto. For purposes of this Section 3.15 only, the term "affiliate" of the Company shall mean and include any officer or director or shareholder of the Company or any person related to any officer, director or shareholder of the Company by blood or by marriage, or any corporation, partnership, proprietorship, trust or other entity in which such officer or director or shareholder of the Company (or any spouse, ancestor or descendant of the same) has more than a five percent (5%) legal or beneficial interest, or any corporation, partnership, proprietorship, trust or other entity which controls, is controlled by or is under common control with the Company.

     3.16. Increases in Salaries and Wages. Except as listed in Schedule 3.16 attached hereto, none of the Company has, since the Balance Sheet Date, paid any salary, wage, bonus payments or any other benefits to its employees at rates exceeding the respective rates paid to such employees which were in effect at the Balance Sheet Date, except for bonuses to Company employees paid in the ordinary course of business.

     3.17. Taxes. As to any tax imposed by the Federal government, or any state government or any subdivision or municipality thereof, or the government of any other country or political subdivision thereof, including, without limitation,
(i) taxes imposed on or measured by income, (ii) taxes based on employment (including amounts withheld from employees' compensation), and (iii) any property, franchise or sales tax, which, in each case, relates to or could cause a lien or encumbrance upon any of the assets or the business of the Company, the Company has timely, properly and lawfully filed all returns and elections necessary to be filed and has paid in full the applicable taxes (including any penalties, assessment and deficiencies in respect of such taxes) due on such returns; no claims for any unpaid taxes, interest or penalties are being asserted by any governmental authority, for any period, against the Company or any assets of the Company. The Company has not paid and is not required to pay any income taxes to any country other than those listed on Schedule 3.17A attached hereto, or to any state other than those listed on Schedule 3.17B attached hereto. The Company pays personal property and/or franchise taxes with respect to its business and properties only in those countries, states or political subdivisions listed on Schedule 3.17C attached hereto. The Company has timely filed and paid all estimated taxes due on or prior to the Closing Date, and has made accruals on the Balance Sheet for all taxes due with respect to the [nine] months ended at the Balance Sheet Date. The Company has furnished Purchaser with true and complete copies of each of the Federal, state, local and foreign income and excise tax returns, and franchise tax returns, and any amendments thereto, of the Company, as they relate to taxable periods for 1992, 1993, and 1994, and the Company has made available to Purchaser all reports of and communications from Internal Revenue Service agents and the corresponding agents of other state, local and foreign governmental agencies who have examined the books and records of the Company at any time including and since the last IRS audit. Except as disclosed on Schedule 3.17D attached hereto, no audit or examination of the Company by any taxing authority or agency is now pending or currently in progress, nor has the Company received from any taxing authority or agency any notice of such an audit or examination. The Company has paid all deficiencies proposed as a result of the audits and examinations listed on
Schedule 3.17D. No waiver of
any statute of limitations has been given and is in effect in respect to the assessment of any taxes against the Company.

     3.18. Employee Salaries and Benefits. The Company has provided Purchaser with an accurate list of all salaried employees of the Company, and the current rate of compensation for each such employee (including a separate statement of bonuses and fringe benefits). Except as listed on Schedule 3.18, there is no liability for unpaid salary or wages, bonuses, vacation time, or other employee benefits due or accrued, nor liability for withheld or deducted amounts from employees' earnings, for the period ending on or immediately prior to the Closing Date, including without limitation commission payments to agents, representatives or employees. There are no labor disputes, strikes, work stoppages or other interruptions in service or performance, and all relationships between the Company and its employees are generally stable and satisfactory.

     3.19.  Insurance.  The Company  maintains  in effect,  and at all times has maintained in effect, product liability insurance, motor vehicle and comprehensive general liability insurance and workers' compensation insurance covering the business of the Company and fire and extended coverage insurance with respect to the properties and assets of the Company. Schedule 3.19 attached hereto is a complete list of all insurance policies (including the amount of coverage thereunder) in effect at present. All such insurance policies are owned solely and exclusively by the Company.

     3.20. Customer and Supplier Relationships; Warranty Claims. The Company has not received any notice that any customer or supplier of the Company intends to discontinue or alter the prices or terms of, or substantially diminish, its relationship with the Company. Other than as set forth on Schedule 3.20, to the Knowledge of the Company, there are no outstanding warranty claims against the Company by any of its customers with respect to products sold or services rendered by the Company.

     3.21. Accounts Receivable and Notes Receivable. The accounts receivable and notes receivable of the Company, other than those listed on Schedule 3.21, represent bona fide claims which the Company has against debtors for sales or services arising on or before the Closing Date, to the Knowledge of the Company, are not subject to counterclaims, setoffs or deductions of any kind, and are not subject to additional requirements of performance by the Company. The aggregate amount of customer advance payments (i.e., payments in excess of actual work performed or materials supplied as of the date of such payment) received by the Company at or prior to the Closing Date with respect to such accounts receivable are set forth on the Balance Sheet and Recast Balance Sheet as such. All of the accounts receivable and notes receivable have been created since September 1, 1995, pursuant to shipments of goods or services conforming to the terms of purchase orders executed by and received from unrelated third parties in the normal course of business. Such receivables have been recorded in accordance with the Company's historical revenue recognition policy and have been collected or are collectable in accordance with their terms at the full recorded amount thereof within such period of time as conforms to the Company's historic norms for collection of receivables.

     3.22. Accounts Payable. The accounts payable of the Company represent bona fide claims which creditors have against the Company for sales or services, are not subject to counterclaims, setoffs or deductions by the Company, and are not subject to additional requirements of performance due to the Company. All of the accounts payable have been created pursuant to receipt of goods or services conforming to the terms of purchase orders executed in favor of unrelated third parties in the normal course of business.

     3.23. Bonds; Guarantees. Other than as listed on Schedule 3.23, there are no bonds, guarantees, notes, sureties, letters of credit, or other similar credit agreements or debt obligations that exist with respect to the Company, its business or any of its assets. The Company is not in default on the payment of any principal or interest on any indebtedness for borrowed money, nor is the Company otherwise in default under any indemnity, fidelity or contract bond or letter of credit, note, guarantee or other credit agreement or debt obligation or instrument.

     3.24. Absence of Undisclosed Liabilities. Except as specifically reserved against or reflected in the Balance Sheet, or described in Schedule 3.24, the Company is not subject to any liability or financial obligation (known or unknown, direct or indirect, absolute, contingent, accrued or otherwise), other than liabilities or financial obligations arising in the ordinary course of business since the date of the Balance Sheet. The Company is not in default with respect to any term or condition of any indebtedness or liability (including any current or deferred trade payable). The Seller does not know of any facts or circumstances which might reasonably serve as the basis for any liabilities or financial obligations with respect to the Company which are not disclosed in the Schedules.

     3.25. Inventories. The inventories of Seller reflected in the Balance Sheet, plus any replacements for such items acquired on or before the Closing Date, and minus any such items sold or otherwise disposed of by the Company in the ordinary course before the Closing Date (whether raw materials, purchased components, manufactured parts, work-in- process, finished goods or other) (the "Inventories"), do not contain any damaged, defective, slow-moving (defined as more than a one year's supply under normal conditions of sale) or obsolete items which are not currently usable or saleable in the ordinary course of the Omega Business, and are properly valued in accordance with generally accepted accounting principles consistently maintained and applied and as follows:

     With respect to inventory in the hands of suppliers for which the Company is committed as of the date hereof or as of the Closing Date, such inventory is described in Schedule 3.25 and is reasonably expected to be usable in the ordinary course of business as the business is presently being conducted. All items included in the Inventories are the property of the Company, except for those items sold in the ordinary course of business. No items included in the Inventories have been pledged as collateral or are held by the Company on consignment from others. The Inventories are free of defects and, to the extent that they consist of finished or semi-finished goods, also comply with the specifications submitted by the purchasers thereof.

     3.26. Equipment and Manufacturing. In Seller's opinion, the equipment, patterns, tools, dies, jigs, fixtures and other assets owned, retained, used or held for use by the Company are complete and adequate for the purpose of manufacturing the items made by the Company and for the purpose of providing the services rendered by the Company in connection with its business. In Seller's opinion, the engineering drawings, specifications and manufacturing data possessed or owned by the Company are all of such items that are necessary to manufacture the products presently being manufactured by the Company and to provide the services rendered by the Company in connection with its business.

     3.27. Charter Documents. The Company has delivered or made available to Purchaser certified copies of its Articles or Certificate of Incorporation and By-laws, each as amended to date, as well as copies of its minute books covering the period from the Company's incorporation to the date hereof. Such Articles or Certificate of Incorporation and By-laws are complete, correct and current. The minute books of the Company contain a complete, correct and current record of all meetings and other corporate actions of the stockholders and Board of Directors of the Company since the incorporation of the Company.

     3.28. Subsidiaries and Affiliates. Schedule 3.28 lists all subsidiaries and Affiliates of the Company. For the purposes of this Agreement (except for Section 3.15), the term "Affiliate" of a person shall mean any person or entity that, directly or indirectly, controls, is controlled by or is under common control with such person.

     3.29. Location of Assets. Schedule 3.29 is a complete list of all facilities, together with the locations of such facilities, at which any of the Company's assets are situated, together with a description of the nature of such assets at each such location.

     3.30. Certain Equipment Leases. Schedule 3.30 is a complete list of all equipment leases entered into by Omega for which the Seller has signed a personal guaranty.

     3.31. Product Liability. To the Knowledge of the Company, no person who is or was the owner or user of any product designed, manufactured or sold by the Company has a claim, or, in the Seller's opinion, the basis for a claim, against the Company for product liability. No product designed, manufactured or sold by the Company contains PVCs.

     3.32. No Misrepresentations or Nondisclosures. Neither this Agreement nor any Exhibit or Schedule attached hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact not disclosed to Purchaser by the Seller which adversely affects the Company or its business or assets, or which in the future, as a result of existing material facts whose impact has not yet been experienced, may (so far as the Seller can now reasonably foresee) adversely affect the Company or its business or assets.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

All representations and warranties contained herein shall survive the Closing, and none shall merge into any Closing documents, and breaches of representations and warranties may be set off against any amounts due from the Seller to Purchaser. As of the date of this Agreement and as of the Closing Date, Purchaser represents and warrants to the Seller as follows:

     4.1. Corporate Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of state of incorporation. Purchaser has full corporate authority to own, lease and operate its properties and businesses, and is in good standing and is qualified to transact business as a foreign corporation in all states in which the nature of its business or the properties owned by it require it to qualify to transact business, except for failures to be so qualified or in good standing that would not, in the aggregate, have a material adverse effect on Purchaser or on the transactions contemplated hereby.

     4.2. Authority. Purchaser has the full corporate power and authority to enter into, execute, deliver, and perform this Agreement and all Exhibits to which it is a party. The execution, delivery and performance of this Agreement and such Exhibits, and the consummation of all transactions contemplated herein and therein, have been duly authorized by all necessary corporate action of Purchaser. This Agreement and such Exhibits, when executed and delivered by Purchaser, shall be valid and binding obligations of Purchaser, enforceable against it in accordance with the terms hereof and thereof, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of mandatory equitable relief may not be available. Except for approvals of governmental authorities described in Section 7.6, neither the execution and delivery of this Agreement nor the execution and delivery of the certificates and documents set forth as Exhibits hereto nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or violate any provision of the Articles or Certificate of Incorporation or By-Laws of Purchaser, (ii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Purchaser, or by which any of Purchaser's assets are bound or affected, or (iii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any security interest, lien, charge or encumbrance on any of Purchaser's assets pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, permit, license, franchise, lease, contract, or other instrument or obligation to which Purchaser is a party or by which any of its assets are bound or affected. Except as set forth in Schedule
4.2 attached hereto, Purchaser is not required to submit any notice, declaration, report or other filing or registration with any governmental or regulatory authority or instrumentality and no approvals or non-objections are required to be obtained or made by Purchaser in connection with the execution, delivery or performance by Purchaser of this Agreement or the Exhibits or the consummation of the transactions contemplated hereby or thereby.

     4.3. Investment Intent. Purchaser is acquiring the Shares for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

     4.4. No litigation. There is no claim, counterclaim, suit, order, proceeding, action, or investigation pending, notice of which has been received, or, to Purchaser's best knowledge, threatened against Purchaser with respect to the transactions contemplated by this Agreement. ARTICLE V COVENANTS OF THE SELLER Between the date of this Agreement and the Closing Date, the Seller shall, and shall cause the Company to:

     5.1. Management of the Company. Operate the business of the Company in a prudent manner consistent with past practices, and in the usual and ordinary course, and use its best efforts to preserve the goodwill of suppliers, distributors, sales representatives, customers, creditors and others having business relationships with the Company, and shall safeguard and preserve the confidentiality of all books, records and information relating to the Company in a prudent manner consistent with past practices.

     5.2. Accounting Practices. Refrain from making any change in the accounting practices or procedures governing the Company.

     5.3. No Distribution of Dividends. Refrain from redeeming, purchasing or otherwise acquiring any of the Shares, or issuing any shares of capital stock of the Company, or granting, issuing, selling or disposing of any option, warrant or right to acquire any shares of capital stock of the Company; and refrain from paying, declaring or setting aside any dividend, or making any distribution on account of any of the Shares that causes Omega to have less than $100,000 in cash.

     5.4. No New Stock Rights. Not enter into, issue, or grant any agreements, arrangements, warrants, calls, options, convertible rights or other rights (vested or contingent) to acquire any capital stock of the Company.

     5.5. Purchases and Sales. Except as approved in advance by Purchaser, maintain the fixed assets of the Company in at least as good a condition as at the date of this Agreement, repair and working order, normal wear and tear excepted; and refrain from (a) making or permitting any sales, transfers or dispositions of any asset of the business of the Company (other than inventory in the ordinary course of business); (b) entering into any contracts, leases, or commitments, or any amendments or modifications to contracts, leases or commitments existing at the date of the execution of this Agreement, involving the business or assets of the Company, other than those in the ordinary course of business involving consideration or other expenditure of less than $2,000, and other than those that can be terminated without obligation or penalty at the Closing; and (c) taking or permitting any action or entering into or permitting any contract or agreement prohibited by Section 3.5.

     5.6. Compensation of the Company's Employees. Refrain from making or permitting any change in the compensation or benefits payable or to become payable to any of the employees or agents of the business of the Company, or making any new bonus payment or arrangement or benefit to or with any of them, or hiring any additional employees.

     5.7. Insurance. Have in effect and maintain at all times all insurance now in force relating to the Company and the business and assets of the Company.

     5.8. Preserve Organization. Use its best efforts to preserve the business organization of the Company intact, to keep available the services of the present officers and employees of the Company.

     5.9. Access to the Records of the Company. Allow Purchaser, its representatives, attorneys and accountants to continue to have reasonable access to the records and files, audits and properties of the Company relating to the Company, the business and assets of the Company, as well as all information relating to taxes, commitments, contracts, titles and financial condition of, or otherwise pertaining to, the Company. The Company agrees to cause its accountants to cooperate with Purchaser and its accountants in making available all financial information concerning the Company as is requested, and Purchaser and its accountants shall have the right to examine all working papers pertaining to examinations of the Company relating to the Company and its business and assets, provided that such examinations shall be designed to cause minimal disruption to the Company and its business and work force, and in any event, shall be undertaken with reasonable prior notice and during normal business hours of the Company.

     5.10. Consents and Authorizations. Use its best efforts to obtain all government authorizations and contractual and leasehold consents and permits necessary to enable the consummation  of  all  transactions  contemplated  hereby  without  causing  the discontinuation or termination of any permits or of any contractual relationships maintained by the Company.

     5.11. Fulfill Closing Conditions. Use its best efforts to take, or to cause to be taken, all action reasonably necessary or appropriate to cause each of the conditions set forth in Articles VII and VIII to be fulfilled on or prior to the Closing Date.

     5.12. Taxes. Pay when due all federal, state, local and foreign income, franchise and other taxes of the Company, including any taxes on or arising out of this transaction.

     5.13. Financial Reports. Provide Purchaser with (i) copies of any financial statements prepared by the Company in the course of its business, to be provided promptly after they become available, and (ii) written notice immediately upon any significant change in the Company's business prospects, deviations from the ordinary course of business, or any other event that represents a material adverse change in the prospects of the Company's business, financial position or operations.

     5.14. Certificate of Incorporation and By-Laws. Refrain from amending the Articles or Certificate of Incorporation or By-Laws of the Company.

     5.15. Damage or Destruction of Assets. Notify Purchaser immediately in the event of any damage to or destruction of any of the material assets of the Company.

     5.16. No Shop. Refrain, and cause the Company's officers, directors, employees, agents and Affiliates to refrain, from initiating or entering into any negotiations or soliciting or discussing or encouraging (including by way of furnishing non-public information) any offer or proposal regarding the sale, direct or indirect, of any of the Shares; the sale, direct or indirect, of any of the assets of the Company (other than inventory in the ordinary course of business); the issuance of any capital stock of the Company or any options, warrants, or rights to acquire capital stock of the Company; or any merger, consolidation or similar transaction involving the Shares or any of the assets of the Company; with any party other than Purchaser or an Affiliate of Purchaser. The Seller shall promptly notify Purchaser of any such proposal or offer, or any inquiry or contact with any person with respect thereto, and the terms thereof.

     5.17. Confidentiality.

     1. Not disclose, and use reasonable efforts to cause the Company's officers, directors, employees, agents and Affiliates not to disclose, any terms of the transactions which are the subject of this Agreement (the "Proposed
Transactions"), or to make any public statement regarding the Proposed Transactions prior to the Closing, without the prior consent of Purchaser; provided, however, that the Parties understand and agree that certain disclosures regarding the Proposed Transactions may be to be made to third parties whose consent or approval may be required in connection with the Proposed Transactions or may be required by applicable law, and that in each case such disclosures may be made by the Company, without Purchaser's prior written consent, but only to the extent such disclosures are so required.

     2. Continue, and cause the Company's officers, directors, employees, agents and Affiliates to continue, to observe, perform, and comply with that certain confidentiality agreement dated December 7, 1995, between the Company and Purchaser.

                                   ARTICLE VI
                             COVENANTS OF PURCHASER

Between the date of this Agreement and the Closing Date, Purchaser shall:

     6.1. Fulfill Closing Conditions. Use its best efforts to take, or cause to be taken, all action reasonably necessary or appropriate to cause each of the conditions set forth in Articles VII and VIII to be fulfilled on or prior to the Closing Date.

     6.2. Third Parties and Government Approvals. Use its best efforts to file and obtain approval of all necessary documentation, and to obtain all necessary approvals of third parties and of appropriate regulatory authorities, with respect to the transactions contemplated by this Agreement.

     6.3. Confidentiality.

     1. Not disclose, and cause Purchaser's officers, directors, employees, agents and Affiliates not to disclose, any terms of the Proposed Transactions), or to make any public statement regarding the Proposed Transactions prior to the Closing, without the prior written consent of the Seller; provided, however, that the Parties understand and agree that certain disclosures regarding the Proposed Transactions may be to be made to third parties whose consent or approval may be required in connection with the Proposed Transactions, or may be required by applicable law or by applicable stock exchange requirements, and that in each case such disclosures may be made by Purchaser, without the Seller's prior written consent, but only to the extent such disclosures are so required.

     2. Continue, and cause Purchaser's officers, directors, employees, agents and Affiliates to continue, to observe, perform, and comply with that certain confidentiality agreement dated December 7, 1995, between the Company and Purchaser.

                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO CLOSING BY PURCHASER

     Purchaser shall not be required to proceed on the Closing Date with the transactions contemplated by this Agreement unless the following conditions precedent shall have been fulfilled and satisfied, or shall have been waived in writing by Purchaser:

     7.1. Representations and Warranties. Each of the warranties and representations of the Seller contained herein shall be true and correct as of the date of this Agreement, and shall also be true and correct as of the Closing Date as if then originally made.

     7.2. Covenants. The Seller shall have complied with each of the covenants required of him on or prior to Closing;

     7.3. Officers Certificate. The Seller shall have delivered to Purchaser a certificate of Seller, and a certificate of the President and Chief Financial Officer of the Company, dated the Closing Date, certifying to the best of the knowledge and belief of such persons and in such detail as Purchaser reasonably requests to the accuracy of the Seller's representations and warranties contained herein, and to the fulfillment of the Seller's covenants and to the conditions precedent to Purchaser's obligations to consummate the transactions contemplated by this Agreement;

     7.4.  Good   Standing.   The  Seller  shall  have  delivered  to  Purchaser
certificates of good standing in the state or country of incorporation for the Company and each of its Affiliates;

     7.5. Legal Opinion. The Seller shall have delivered to Purchaser a legal opinion, in substantially the form attached hereto as Exhibit A, from Greenbaum, Rowe, Smith, Ravin, & Davis, counsel to the Seller;

     7.6. Governmental Approvals. The Seller, the Company, or Purchaser shall have received all governmental and regulatory consents, non-objections or permits from all Federal, state, local and foreign governmental authorities necessary to permit Seller, Purchaser, and the Company to consummate the transactions contemplated by this Agreement, and to enable the Company to conduct its business after the Closing Date in all material respects as the Company conducted such business on the date of this Agreement;

     7.7. Material Adverse Change. There shall have been no material adverse change (or changes which in the aggregate are materially adverse) since the date hereof in the financial condition, results of operations, properties, business, prospects or products and services provided by the Company, whether by reason of change in government regulation or action or otherwise;

     7.8. Bankruptcy. Neither the Company nor Seller shall be the subject of a petition for reorganization or liquidation under the Federal bankruptcy laws, or under state or foreign insolvency laws, nor shall an assignment for the benefit of creditors or any similar protective proceeding or act or event of bankruptcy have occurred;

     7.9. Due Conveyance; Consents. The Shares shall have been conveyed and assigned to Purchaser free and clear of all liens, charges, encumbrances and third party adverse claims, and all necessary consents of other parties to the contracts, agreements and licenses forming a part of the Omega Business, shall have been obtained without burdensome limitations or conditions;

     7.10.  Employment  Agreement and Consulting  Agreement.  Seller,  Omega and
Purchaser shall have executed and delivered the employment agreement substantially in the form of Exhibit B (the "Employment Agreement") and the consulting agreement substantially in the form of Exhibit F (the "Consulting Agreement"), effective as of the Closing Date;

     7.11. Lawsuits. No action, suit or proceeding shall have been instituted or threatened before a court, arbitration panel or governmental body with respect to the transactions contemplated hereby, and no regulatory enforcement proceeding shall be pending before any governmental agency or body with respect to the transactions contemplated hereby;

     7.12. Debt. At the Closing Date the Company shall have no debt burden, other than trade debt, other accounts payable incurred in the ordinary course of business, and the debt listed on Schedule 3.2;

     7.13. Directors. The members of the Board of Directors of the Company shall have resigned in writing from the Board of Directors effective upon the Closing;

     7.14. Lease Agreement. Seller, Omega, and Purchaser shall have executed and delivered the lease agreement substantially in the form of Exhibit C (the "Lease Agreement"), effective as of the Closing Date;

     7.15. Escrow Agreement. Seller, Purchaser, and John T. Egan, Esq., shall have executed and delivered the escrow agreement substantially in the form of Exhibit E (the "Escrow Agreement"), effective as of the Closing Date.

     7.16. Non-Fulfillment Date. In the event that one or more of the foregoing conditions in this Article VII is not fulfilled as of February 29, 1996 (the "Non-Fulfillment Date"), Purchaser may, upon notice to the Company and on or prior to the Closing Date, elect either (i) to waive the condition and proceed to Closing; or (ii) not to consummate the transactions provided for herein and terminate this Agreement without any further liability on the part of either of the Parties, except that the foregoing shall not relieve either of the Parties from liability for damages actually incurred as a result of breach of this Agreement.

                                  ARTICLE VIII
                  CONDITIONS PRECEDENT TO CLOSING BY THE SELLER


The Seller shall not be required to proceed on the Closing Date with the transactions contemplated by this Agreement unless the following conditions precedent shall have been fulfilled and satisfied, or shall have been waived in writing by the Seller:

     8.1. Representations and Warranties. Each of the representations and warranties of Purchaser contained herein shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if then originally made;

     8.2. Covenants. Purchaser shall have complied with each of the covenants required of it on or prior to Closing;

     8.3. Officers Certificate. Purchaser shall have delivered to the Seller a certificate of its President and Chief Financial Officer, dated the Closing Date, certifying to the best of the knowledge and belief of such officers and in such detail as the Seller reasonably request to the accuracy of Purchaser's representations and warranties, and to the fulfillment of Purchaser's covenants and of the conditions precedent to the Seller's obligations to consummate the transactions contemplated by this Agreement;

     8.4. Bankruptcy. Purchaser shall not be the subject of a petition for reorganization or liquidation under the Federal bankruptcy laws, or under state insolvency laws, nor shall an assignment for the benefit of creditors or any similar protective proceeding or act or event of bankruptcy have occurred;

     8.5. Lawsuits. No action, suit or proceeding shall have been instituted or threatened before a court, arbitration panel or governmental body with respect to the transactions contemplated hereby, and no regulatory enforcement proceeding shall be pending before any governmental agency or body with respect to the transactions contemplated hereby;

     8.6. Legal Opinion. Purchaser shall have delivered to the Seller a legal opinion, in substantially the form attached hereto as Exhibit D, from Baker & McKenzie, counsel to Purchaser.

     8.7. Corporate Authorizations. There shall have been obtained, by means in conformity with all applicable provisions of federal and Pennsylvania law, the approval of Purchaser's Board of Directors to the transactions contemplated by this Agreement;

     8.8. Good Standing. Purchaser shall have delivered to the Seller a certificate of good standing in its state of incorporation.

     8.9 Lease Agreement. Seller, Omega, and Purchaser shall have executed and delivered the Lease Agreement;

     8.10. Employment Agreement and Consulting Agreement. Seller, Omega and Purchaser shall have executed and delivered the Employment Agreement and the Consulting Agreement;

     8.11. Escrow Agreement. Seller, Purchaser, and John T. Egan, Esq., shall have executed and delivered the Escrow Agreement.

     8.12. Non-Fulfillment Date. In the event that one or more of the foregoing conditions in this Article VIII is not fulfilled as of the Non-Fulfillment Date, the Seller may, upon notice to Purchaser and on or prior to the Closing Date, elect either (i) to waive the condition and proceed to Closing; or (ii) not to consummate the transactions provided for herein and terminate this Agreement without any further liability on the part of either of the Parties, except that the foregoing shall not relieve either of the Parties from liability for damages actually incurred as a result of breach of this Agreement.


                                   ARTICLE IX
                                     CLOSING


The actual consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the later of: (i) February 2, 1996, and (ii) the fifth business day following the last to occur of the conditions set forth in Articles VII and VIII (the "Closing Date") at the offices of Greenbaum, Rowe, Smith, Ravin & Davis in Woodbridge, New Jersey. The Closing Date may be set at such other date or at such other place as shall be fixed by agreement of the Parties hereto.


                                    ARTICLE X
                           OBLIGATIONS AT THE CLOSING


     10.1.  Seller's  Obligations.  At the Closing,  the Seller shall deliver to
Purchaser:

     10.1.1. Certificates signed by the Seller to the effect that, to the actual knowledge of such persons, each of the representations and warranties made by the Seller hereunder is true and correct as of the Closing Date (or, if any such representation or warranty is untrue or incorrect, specifying the respect in which it is untrue or incorrect), and that the Seller has fulfilled his covenants hereunder as of the Closing Date (or, if any such covenant is unfulfilled, specifying the respect in which it is unfulfilled), and that the Seller has fulfilled the conditions precedent to Purchaser's obligations to consummate the purchase contemplated by this Agreement (or, if any such condition is unfulfilled, specifying the respect in which it is unfulfilled);

     10.1.2. An opinion of Greenbaum, Rowe, Smith, Ravin & Davis, counsel for the Seller, addressed to Purchaser, in substantially the form attached hereto as Exhibit A;

     10.1.3. The Employment Agreement, executed by Seller;

     10.1.4. The certificates representing all of the Shares, together with appropriate stock powers in a form satisfactory to Purchaser and executed by the Seller with signature guaranteed by a bank, assigning such certificates to Purchaser, free and clear of any liens, claims, options, encumbrances or restrictions of any nature whatsoever;

     10.1.5. The Lease Agreement, executed by Seller;

     10.1.6. The Consulting Agreement, executed by Seller; and

     10.1.7 The Escrow Agreement, executed by Seller.

     10.2. Purchaser's Obligations. At the Closing Purchaser shall make the payment called for by Section 16.4, and Purchaser shall deliver to the Seller:

     10.2.1. Certificates signed by the President and Chief Financial Officer of Purchaser to the effect that, to the best of the knowledge of such officers, each of the representations and warranties made by Purchaser hereunder are true and correct as of the Closing Date (or, if any such representation or warranty is untrue or incorrect, specifying the respect in which it is untrue or incorrect), and that Purchaser has fulfilled its covenants hereunder as of the Closing Date (or, if any such covenant is unfulfilled, specifying the respect in which it is unfulfilled), and that Purchaser has fulfilled the conditions precedent to the Seller's obligations to consummate the purchase contemplated by this Agreement (or, if any such condition is unfulfilled, specifying the respect in which it is unfulfilled);

     10.2.2. A copy of resolutions adopted by the Board of Directors of Purchaser, certified by its Secretary, authorizing or ratifying the execution and delivery of this Agreement and the performance by Purchaser of its respective obligations hereunder;

     10.2.3. An opinion of Baker & McKenzie, counsel for Purchaser, addressed to the Seller, in substantially the form attached hereto as Exhibit D;

     10.2.4. The Employment Agreement, substantially in the form of Exhibit B, executed by Purchaser;

     10.2.5. The Lease Agreement, executed by Purchaser;

     10.2.6. The Escrow Agreement, executed by Purchaser;

     10.2.7. The Consulting Agreement, executed by Purchaser; and

     10.2.8. Current funds in the amount specified in Section 2.2(a).


                                   ARTICLE XI
                              FURTHER COVENANTS OF
                            THE SELLER AND PURCHASER


     The Seller and Purchaser shall, as described below, each perform the indicated tasks designated to be performed by them:

     11.1. Joint Notice. After the Closing, the Seller and Purchaser shall cooperate, to the extent practicable and reasonable, in giving joint notice of the consummated transactions to each customer, creditor, distributor, sales representative and supplier of the business of the Company.

     11.2. Further Assurances. Each Party agrees that, from time to time and without further consideration, he or it will execute and deliver such further documents and take such other action as the other Party may require in order more effectively to transfer to and vest in Purchaser and put Purchaser in possession of the Shares and all right and interest in the Shares and to ensure the carrying out of such Party's obligations under this Agreement.

     11.3. Contracts. If any of the Contracts require the consent of a third party in order not to be discontinued or terminated due to the transfer of Shares consummated hereunder, and such consent cannot be obtained prior to Closing despite the Parties' best efforts, the Parties shall continue to use their best efforts to obtain the third party's consent after the Closing Date.

     11.4. Mrs. Shimada. Purchaser agrees that after the Closing, for as long as Seller shall be active on a day-to-day basis either as an employee with the Omega Business or as a consultant with Purchaser, Purchaser or its designee shall employ Mrs. Kim Shimada substantially in the role that she serves Omega on the date hereof, at her present salary of $36,000 per annum, increased each year on the anniversary date of the Closing Date by the percentage increase in the Consumer Price Index since the previous anniversary of the Closing Date, plus a typical benefits package for the Company as set forth by the Company's board of directors from time to time, plus a car lease allowance and related car expenses.

     11.5 No Gap in Insurance. After the Closing, Purchaser will maintain, or cause the Company to maintain, products liability insurance for the Company with coverage at least as great as, and with a deductible no greater than $500,000 in the aggregate, the products liability insurance coverage listed on Schedule 3.19.


                                   ARTICLE XII
                                   TAX MATTERS


         12.1.  Certain Definitions.

     12.1.1. Taxes: means all federal, foreign, state or local net or gross income, gross receipts, sales, use, ad valorem, value-added, franchise, withholding, "tollgate", payroll, employment, excise, property or similar taxes, assessments, duties, fees, levies or other governmental charges (including, without limitation, any liability for taxes arising from a consolidated return and imposed by Treasury Regulations section 1.1502-6) together with any interest thereon, penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts.

     12.1.2. Carryforwards: means any federal or state tax loss carryforwards, investment tax credits, and foreign tax credits of the Company arising from taxable years or periods prior to the Closing Date.

     12.2. [Intentionally Omitted.]

     12.3. Tax Indemnification.

     12.3.1. Notwithstanding any other provision of this Agreement, the Seller hereby agrees to indemnify Purchaser against and hold it harmless from (i) all liability for Taxes of the Company attributable to taxable years or periods ending on or before the Closing Date and, in the case of taxable years or periods beginning before and ending after the Closing Date, the portion of such years or periods ending at the close of business on the Closing Date (the "Pre-Closing Tax Period"), (ii) all liability whenever incurred for Taxes of the Seller, and (iii) any liability resulting from a failure of the Seller to fulfill his obligations under this Article XII.

     12.3.2. Notwithstanding any other provision of this Agreement, Purchaser hereby agrees to indemnify the Seller and hold him harmless from (i) any liability for Taxes of the Company attributable to any taxable periods or portions thereof commencing after the Pre-Closing Tax Period, and (ii) any liability resulting from a failure of Purchaser to fulfill its obligations under this Article XII.

     12.4. Closing of Taxable Period. Each of Purchaser and the Seller agrees to cause Company to file all appropriate federal, state, local and foreign tax returns (the "Tax Returns") on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a Tax Return filed on that basis.

     12.5. Preparation and Filing of Tax Returns by the Seller. The Seller shall prepare and timely file or shall cause the preparation and timely filing of all appropriate Tax Returns that include, on a consolidated or any other basis, the income of Company for all periods ending on or before the Closing Date for those jurisdictions which permit or require a short period tax return ending as of the close of business on the Closing Date. Purchaser will cooperate with the Seller in making available to him any records necessary to enable him to comply with this Section 12.5. At the request of the Seller, the Purchaser shall cause the Company to grant a Power of Attorney to such persons as the Seller may designate to file such Tax Returns in the name of the Company.

     12.6. Preparation and Filing of Tax Returns by the Company. Purchaser and/or the Company shall prepare and timely file or shall cause the preparation and timely filing of (i) all Tax Returns with those jurisdictions not allowing a short period Tax Return ending as of the close of business on the Closing Date and (ii) all other Tax Returns of any kind with respect to Company that are due after the Closing Date (other than Tax Returns to be filed by the Seller pursuant to Section 12.5). The Seller will cooperate with Purchaser and the Company in making available to Purchaser any records necessary to enable Purchaser and the Company to comply with this Section 12.6. For all tax periods commencing after the Closing Date, Purchaser and the Company shall have responsibility for the preparation and filing of all Tax Returns relating to the assets, operations and income of the Company.

     12.7. Payment of Taxes by the Seller Directly to Taxing Authorities. Except as provided in Section 12.8, the Seller shall pay or cause to be paid all Taxes due with respect to Tax Returns which it is required to file pursuant to Section 12.5.

     12.8. Payment of Taxes by the Seller to Purchaser. With respect to any jurisdiction which does not permit or require a short period Tax Return ending as of the close of business on the Closing Date, the Seller shall compute or cause to be computed the Tax liability which would be reflected on an Tax Return for the Company for that jurisdiction for the period through and including the Closing Date (as if such a short taxable period existed and a return was permitted or requested in respect thereof), and the Seller shall pay such amount (less any estimated tax payments paid prior to the Closing Date) to Purchaser or the Company on or before the due date, including extensions for the payment of taxes to such jurisdiction with respect to the Tax Return to be filed by Purchaser and/or Company. In the event that the estimated tax payment paid prior to the Closing Date exceeds the amount of tax to be paid by the Company on a tax return required under this Section 12.8, Purchaser shall pay or cause to be paid such excess to the Seller. Any tax credits and any exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

     12.9. Consolidated and Unitary Tax Returns. The Seller agrees to permit Purchaser to cause the Company to elect, where permitted by law, to carry forward any net operating loss, net capital loss, charitable contribution or other item arising after the Closing Date that would, absent such election, be carried back to a taxable period of the Company ending on or before the Closing Date.

     12.10. Cooperation in Preparing and Filing Returns. The Seller and Purchaser shall, and Seller and Purchaser shall cause the Company to, cooperate fully with each other in connection with the preparation and filing of the Tax Returns or other tax returns, including but not limited to the furnishing or making available of records, books of account and any other information necessary for the preparation of any tax returns. Purchaser shall, and Purchaser shall cause the Company to, provide the Seller with completed Tax Returns or tax return information packages for the Company including, but not limited to, all supporting documentation as required in prior years within 90 days after the Closing Date, for taxable periods ending on or prior to or including but not ending on the Closing Date. The Seller shall furnish Purchaser with completed federal and state Tax Returns or with pro-forma returns for the Company by the earlier of 90 days after receipt of all information required for the proper completion of such returns or on or before 30 days prior to the due date of such returns.

     12.11. Adjustments.

     12.11.1. Pre-Closing Tax Period Adjustments. If any Adjustment is made to any Tax Return of the Company attributable to periods up to and including the Pre-Closing Tax Period, and if such Adjustment results in an increase in any Tax liability borne by the Seller hereunder, and results in a Tax benefit (including without limitation any benefit attributable to a decrease in income, increase in deduction or credit or increase in basis) to the Company or Purchaser with respect to any taxable period or portion thereof after the Pre- Closing Tax Period, then Purchaser shall pay to the Seller the amount of such Tax benefit (calculated on a present value basis and after taking into account any loss or credit carryover from a prior year); provided that the amount payable by Purchaser shall not exceed the detriment to the Seller arising from such Adjustment.

     12.11.2. Post-Closing Tax Period Adjustments. If any Adjustment is made to any Tax Return of the Company attributable to any taxable period or portion thereof commencing after the Pre-Closing Tax Period, and if such Adjustment results in an increase in any Tax liability borne by Purchaser or the Company, and results in a Tax benefit (including without limitation any benefits attributable to a decrease in income, increase in deduction or credit or increase in basis) to the Seller with respect to a Pre-Closing Tax Period, which benefit is used by Seller, then the Seller shall pay to Purchaser the amount of such Tax benefit (calculated on a present value basis and taking into account any loss or credit carryover from a prior year); provided that the amount payable by the Seller shall not exceed the detriment to Purchaser arising from such Adjustment.

     12.11.3. Adjustment. For purposes of this Section 12.11, "Adjustment" shall mean an adjustment to any Tax Return as a result of or in settlement of any audit, other administrative proceeding or judicial proceeding or as a result of the filing of an amended Tax Return to reflect the consequences of any determination made in connection with any such audit or proceeding.

     12.12. Transfer Taxes. The Seller shall be liable for any taxes arising from the sale of the Shares.

     12.13. Negotiation, Settlement, or Contest of Tax Disputes. The Seller and his duly appointed representatives shall have the sole right to supervise or otherwise coordinate any tax examination process and to negotiate, resolve, settle or contest any asserted Tax deficiencies or assert and prosecute any claim for refund of Taxes (a "Tax Claim") for taxable periods ending on or before the Closing Date. In addition, the Seller shall be entitled to participate at his expense in the defense of any Tax Claim relating to any year or period that includes the Closing Date for which the Seller may be required to pay amounts to Purchaser and/or the Company pursuant to this Article XII, and with the written consent of Purchaser and/or the Company, and at the Seller's sole expense, may assume the entire defense of such Tax Claim. Purchaser shall not, and shall not allow the Company to, settle any Tax Claim for a year or period ending on or before the Closing Date or including the Closing Date without the consent of the Seller (which shall not be unreasonably withheld) if, with respect to such claim, the Seller would be required to pay amounts to Purchaser and/or the Company pursuant to this Article XII.

     12.14. Cooperation in Connection with Examinations. Purchaser shall, and shall cause the Company to, give prompt notice to the Seller of the assertion of any claim, or the commencement of any suit, action, proceeding, investigation or audit with respect to any Tax Return for any period or portion thereof ending on or before the Closing Date that includes the operations of the Company, describing in reasonable detail the facts pertaining thereto and the amount or an estimate of the amount of the liability arising therefrom. The Seller and Purchaser shall, and the Purchaser shall cause the Company to, cooperate fully in any such action by furnishing or making available records, books of account or other materials or taking such other actions as may be necessary or helpful for the defense against the assertions of any taxing authority as to any consolidated, combined or separate Tax Return for such periods.

     12.15. Assignment of Tax Refunds. Purchaser shall, and shall cause the Company to, assign to the Seller all Tax refunds, including interest, relating to the Company with respect to any taxable year or period ended as of or prior to the close of business on the Closing Date, and, with respect to any taxable year or period that includes the Closing Date, the portion of such year or period ending on and including the Closing Date. Purchaser shall, and shall cause the Company to, pay over to the Seller promptly upon receipt all such refunds received directly by any of them.

     12.16. Record Retention. The Seller and Purchaser shall retain, and cause the Company to retain, for six years from the closing date full and complete records for all tax periods which remain subject to audit by action of statute or waiver for all periods or portions thereof through and including the Closing Date. To the extent that such records are currently maintained in both a hard copy and an electronic media format, the Parties agree to cause both such types of records that pertain to the income or operations of the Company prior to the close of business on the Closing Date to be retained by Company and not to be destroyed without prior written approval of the Seller or Purchaser, as the case may be. The Parties agree to cause the Company to enter into such record retention agreements as may be requested by the Internal Revenue Service with respect to all tax periods ending on or prior to the Closing Date.

     12.17. Termination of Tax Allocation Agreement. Any tax allocation agreement or arrangement with respect to the Company that may have been entered into by the Seller or its affiliates on the one hand and the Company on the other hand shall be terminated as of the Closing Date, and no payments that are owed by or to the Company pursuant thereto shall be of effect or enforceable, except that any provision in such tax allocation agreement to provide information regarding attributes or characteristics of the Company relevant to the determination of any Taxes to the Company upon departure from the consolidated group of which the Seller was a member shall be carried out by, and enforceable against, the Seller or as provided for in such tax allocation agreement.

     12.18. Section 338(h)(10) Election.

     (a) Seller and Purchaser agree to execute Internal Revenue Service Form 8023-A and to jointly and timely file an election under Section 338(h)(10) of the Internal Revenue Code (the "Code"), and any comparable election, under applicable state or local tax laws that provide for an election comparable to a Code Section 338(h)(10) election, with respect to the purchase of the Shares. Seller and Purchaser shall cooperate fully with each other to take all necessary and appropriate actions to accomplish the completion and filing of such election in accordance with the provisions of Treasury Regulations Section 1.338(h)(10)-1 and the provision of applicable state or local tax laws and regulations. Seller agrees to pay any federal, state and local income taxes imposed on or measured by income imposed pursuant to applicable law resulting solely from such election, whether such taxes are levied on Seller, on Omega, or otherwise.

     (b) With respect to the joint election to be made under Section 338(h)(10) of the Code with respect to the purchase of the Shares, Purchaser and Seller agree that the Purchase Price reflects the fair market value of the assets of the Company deemed sold pursuant to such election and the Purchase Price shall be allocated among the assets according to the method set forth in Treasury Regulations Section 1.338(b)-2T (the "Purchase Price

Allocation"), and that a memorandum of such allocation (the "Allocation Memorandum") shall be entered into between the Parties upon the execution of this Agreement. Purchaser agrees to report or cause the Company to report, and the Seller agrees to report, the deemed sale of the Company's assets in a manner consistent with the Purchase Price Allocation issued pursuant to this Section 12.18.

     (c) Seller and Purchaser each acknowledge that each has independently consulted with its own respective tax advisors concerning the tax consequences of an election under Section 338(h)(10) of the Code, and neither Party shall have any recourse against the other with respect to the actual tax effects thereof.

     (d)  Seller and  Purchaser  agree that the  obligations  specified  in this
Section 12.18 shall be modified as necessary to reflect adjustments to the Purchase Price as required by Article II of this Agreement, and such adjustments shall be made pursuant to the provisions of Treasury Regulations section 1.338(b)-3T, as well as other relevant provisions of section 338 of the Code and the regulations thereunder. Moreover, Purchaser shall prepare revisions to the Allocation Memorandum hereto to reflect such adjustments and shall timely forward such revised schedule to Seller. Purchaser and Seller further agree to timely make all filings as may be required by any or all of them by any relevant taxing jurisdictions to reflect such adjustments and to file all tax returns in a manner consistent with such adjustments.

     (e) In addition to their obligations under the foregoing subsections, Seller and Purchaser shall, and Seller and Purchaser shall cause Omega and their Affiliates to, cooperate fully with each other in connection with the preparation and filing of all tax returns relating to Omega, including but not limited to the furnishing or making available of records, books of account and any other information necessary for the preparation of such tax returns.

     12.19. Survival. All rights and obligations provided for in this Article XII shall remain in force notwithstanding any other provision of this Agreement, except in the event of termination of this Agreement pursuant to Section 7.16 or
Section 8.12.

     12.20. Priority of Article. In the event of a conflict between the provisions of this Article XII and any other provision of this Agreement, the provisions of this Article XII shall control.


                                  ARTICLE XIII
                          COVENANTS AGAINST COMPETITION


     In partial consideration of the purchase price paid for the Shares by Purchaser and for other good and sufficient consideration:

     13.1. Seller, on behalf of himself and his Affiliates, agrees not to engage, directly or indirectly, as a proprietor, stockholder, partner, employee, independent contractor or otherwise in competition with the Omega Business during the Noncompetition Period (as hereinafter defined) in any place where the Company is then conducting the Omega Business

     13.2. Seller, on behalf of himself and his Affiliates, agrees not to do any of the following during the Noncompetition Period in any place where the Company is then doing business: (i) directly or indirectly solicit or otherwise contact any present or past customers of the Company, for itself or any other person, firm or corporation, for the purpose of obtaining business in competition with the Omega Business; (ii) directly or indirectly solicit, interfere with or endeavor to entice away from the Company any employees (other than Mrs. Kim Shimada or Lisa Shimada), sales representatives, or distributors; or (iii) directly or indirectly solicit, interfere with or endeavor to entice away from the Company any person, firm or corporation dealing or doing business with the Company. Seller, on behalf of himself and his Affiliates, agrees not to do any of the following at any time after the Closing Date: (a) directly or indirectly make use of any know-how relating to the Omega Business's technology or any intellectual property rights of the Company; or (b) take any actions that in any manner are detrimental to the Company or its business. Nothing in this Article XIII shall prohibit Seller or any of his Affiliates from ownership of an equity interest not greater than 5% of any class of securities in a publicly held company engaged in a business in competition with Purchaser or with the Company.

     13.3. For purposes of this Agreement, the "Noncompetition Period" shall mean the period beginning at Closing and ending on the second anniversary of the termination of the employment agreement delivered pursuant to Section 10.1.3 of this Agreement.

     13.4. Without waiving the Purchaser's rights to monetary damages, all Parties to this Agreement acknowledge that the breach of the obligations contained in this Article XIII would result in substantial but indeterminable harm, that the restraints imposed are reasonable, that there is no adequate remedy at law for a breach of such obligations, and therefore, that injunctive relief, specific performance or other equitable remedies are appropriate to enforce the obligations undertaken in this Article XIII. In the event that a court finds that the terms of this covenant not to compete are so broad as to be unlawful and unenforceable, the Parties further agree that a reformation of the terms of this Article XIII may be appropriate in order to protect the value of the Company as a going concern, the value of the Shares being conveyed pursuant to this Agreement, and the value of the non- competition covenant, and to provide for the enforceability of the obligations contained in this Article XIII to the fullest extent permitted by law.

                                   ARTICLE XIV
                      EXPENSES WITH RESPECT TO TRANSACTION


     The Seller agrees that he will pay all fees, costs and expenses incurred by him in connection with this transaction, including, without limitation, the fees and expenses of his attorneys, accountants and other persons, and no portion thereof shall be paid by Purchaser. Purchaser agrees that it will pay all fees, costs and expenses incurred by it in connection with this transaction,
including,   without  limitation,  the  fees  and  expenses  of  its  attorneys, accountants and other persons, and no portion thereof shall be paid by the Seller. Notwithstanding the foregoing, the Seller and Purchaser shall share equally any fees accompanying filings required to be made to governmental agencies in connection with the transactions contemplated by this Agreement.


                                   ARTICLE XV
                                     BROKERS


     Each of the Parties hereby agrees to indemnify and save and hold harmless the other Party, its shareholders, directors and officers from and against any and all claims, losses, damages, costs or expenses of any kind or character (including attorneys' fees) arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by such party with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and to supply at Closing a letter releasing the other Party to this Agreement from the claims of any such broker and finder. In furtherance and not in limitation of the foregoing, Seller shall indemnify and hold Purchaser harmless from any claims made by Seller's broker, Geneva Capital.


                                                    ARTICLE XVI

                                                  INDEMNIFICATION


         16.1.  Mutual Indemnification.

     (a) Notwithstanding any other provisions of this Agreement, from and after the Closing, Seller, jointly and severally on behalf of himself and his Affiliates, and the successors and assigns of any of them, hereby indemnifies Purchaser, its Affiliates, successors and assigns, and agrees to hold Purchaser, its Affiliates, successors and assigns, harmless from all Losses (as hereinafter defined) resulting from (i) a breach by the Seller of any representation, warranty, covenant or agreement under this Agreement, (ii) any liabilities arising at or prior to the Closing, or any events occurring at or prior to the Closing giving rise to liability (whether such liabilities or events were known, unknown or could not be known by the Seller at or prior to the Closing), relating to the Company or the Omega Business or the Omega Assets, or (iii) any liabilities arising at, prior to or subsequent to the Closing (whether such liabilities or events were known, unknown or could not be known by the Seller at or prior to the Closing), relating to any products manufactured by or any services rendered by the Company at or prior to the Closing.

     (b) From and after the Closing Date, Purchaser, on behalf of its Affiliates and its successors and assigns, hereby indemnifies Seller, his heirs, executors, successors and permitted assigns, and agrees to hold Seller, his heirs, executors, successors and permitted assigns, harmless from all Losses resulting from (i) a breach by Purchaser of any representation, warranty, covenant or agreement under this Agreement, or (ii) any liabilities arising after the Closing Date relating to Omega, the Omega Business or the Omega Assets, except for those liabilities described in Section 16.1(a), or (iii) any liabilities arising following the Closing under any equipment leases listed on Schedule 3.30, except for those liabilities described in Section 16.1(a).

     (c) As used in this Agreement, the term "Indemnifying Party" shall mean the person or persons against whom a party (the "Indemnified Party") makes a claim for indemnification hereunder.

     (d) The Indemnified Party shall give written notice to the Indemnifying Party of any claim or event known to it which does or may give rise to a claim by the Indemnified Party against the Indemnifying Party based on this Agreement, stating the nature and basis of said claims or events and the amounts thereof, to the extent known. Such notice shall be given in accordance with Article XVIII hereof. The giving of such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder. Such notice shall be given reasonably promptly, but the fact that the Indemnified Party failed to give notice with reasonable promptness shall not defeat a claim made pursuant hereto except to the extent that the Indemnifying Party can establish that it has been injured by such delay.

     (e) In the event of any claim, action, suit or proceeding made or brought by third parties against the Indemnified Party, the Indemnified Party shall give written notice of such claim, action, suit or proceeding as described in (d) above, with a copy of the claim, process and all legal pleadings with respect thereto. After notification, the Indemnifying Party shall participate in, and jointly with any other Indemnifying Party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party at the time of such assumption. The Indemnified Party shall have the right to employ its own counsel and such counsel may participate in such action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, when and as incurred, unless (1) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party, or (2) the Indemnifying Party shall not in fact have employed counsel to assume the defense of such action reasonably satisfactory to the Indemnified Party at the time of the Indemnifying Party's assumption of the defense. If clause (2) of the preceding sentence shall be applicable, then counsel for the Indemnified Party shall have the right to direct the defense of such claim, action, suit or proceeding on behalf of the Indemnified Party. The Indemnified Party and the Indemnifying Party, as the case may be, shall be kept fully informed of such claim, action, suit or proceeding at all stages thereof whether or not such party is represented by its own counsel.

     (f) As used in this Agreement, "Losses" means any and all claims, demands, costs, losses, damages and liabilities. The term "Losses" includes reasonable attorneys' fees and costs incurred in the investigation and defense of a claim, demand, cost, loss or liability, provided however that the term "Losses" does not include remuneration to the Indemnified Party's employees for time spent investigating or litigating any claim or demand. With respect to environmental matters, the term Losses also includes hazardous substances removal, remedial activity or response action required by any Environmental Law, required by judicial order or by order of or agreement with any governmental authority, or requested by or for Seller, or its Affiliates.

     16.2 Certain Limitations. The liability of Seller or Purchaser, as applicable, for claims under this Agreement shall be limited by the following:

     (a) after the date that is fourteen months after the Closing Date, Seller shall have no further obligations under this Article XVI of this Agreement or otherwise, except for (i) Losses with respect to which the Purchaser has given Seller written notice prior to such date, and (ii) Losses with respect to Sections 3.3, 3.8, 3.17, and 3.31.

     (b) the amount of Losses otherwise recoverable by an Indemnified Party under this Article XVI shall be reduced by the amount of insurance proceeds actually received and self-insured retentions applied by such Indemnified Party with respect to such Losses.

     (c) no claim for indemnification shall be asserted by an Indemnified Party under this Article XVI until the aggregate amount of all Losses of that Party relating to this Agreement exceeds $75,000, and then only to the extent that such Losses exceed $75,000.

     (d) the aggregate amount of all Losses recoverable by Purchaser pursuant to the provisions of this Article XVI shall be limited to the Purchase Price; provided, however, nothing in this Article XVI shall be deemed to limit any right or remedy of Purchaser for fraud; and further provided that nothing in this Article XVI shall be construed as limiting Purchaser's rights, if any, to seek any appropriate non-monetary relief.

     16.3. Set-offs. Without limiting Purchaser's rights or remedies under this Agreement, from the date that is fourteen months after the Closing Date through the date that is thirty-eight months after the Closing Date Purchaser may set off amounts that Purchaser owes to Seller under the Lease Agreement against amounts due to Purchaser by reason of a failure or breach of Seller'srepresentations, warranties, covenants or obligations or by reason of an increase in liabilities or obligations incurred by Purchaser in connection with the transactions contemplated by this Agreement.

     16.4. Escrow.

     (a) Notwithstanding any provision in this Agreement to the contrary, Purchaser shall on the Closing Date deliver $500,000 (Five Hundred Thousand Dollars) of the Purchase Price to the Escrow Agent named in the Escrow Agreement, who shall place the funds in an interest-bearing account (the "Escrow Account").

     (b) At any time or from time to time prior to the date that is fourteen months after the Closing Date, Purchaser may obtain from the Escrow Account, in accordance with the procedures provided in the Escrow Agreement, amounts equal to the amounts of any Losses for which it is entitled to indemnification under this Article XVI. If at any time Purchaser obtains an amount from the Escrow Account in accordance with the previous sentence, Seller shall forthwith pay to Escrow Agent such amount in order to replenish the Escrow Account.


     (c) At its option, and in addition to any other rights or remedies that Purchaser may have hereunder, Purchaser may obtain from the Escrow Account, in accordance with the procedures provided in the Escrow Agreement, any amount that Seller is required to pay pursuant to Section 2.2, provided that Seller shall immediately thereafter replenish such amount. For the avoidance of doubt, and notwithstanding any provision in this Agreement to the contrary, the provisions of Section 16.2(c) shall not be applicable to Purchaser's rights under this
Section 16.4(c).

     16.5. Remedies Cumulative. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, (i) each other, and (ii) any rights or remedies otherwise available.


                                  ARTICLE XVII
                                     NOTICES


     17.1. Notice. All notices and other communications required to be given under the terms of this Agreement or which any of the Parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, or by facsimile, or by registered or certified mail, with proof of receipt, postage and expenses prepaid, return receipt requested, addressed as follows:

         (a)      As to Purchaser, addressed to:

                  Mestek, Inc,
                  280 North Elm Street
                  Westfield, Massachusetts  01086
                  Attn:  John E. Reed, President
                  Fax: (413) 568-7428,

                  with a copy to:

                  R. Bruce Dewey, Esq.
                  Mestek, Inc,
                  280 North Elm Street
                  Westfield, Massachusetts  01086
                  Fax: (413) 568-7428;

or to such other address or addresses and to the attention of such other person or persons as Purchaser may from time to time designate in writing to Seller;

         (b)      As to Seller, addressed to:

                  Mr. Koji Shimada
                  298 Diana Court
                  Gulph Mills, PA 19426
                  Fax: 610-524-7282,

                  with a copy to:

                  Alan Davis, Esq.
                  Greenbaum, Rowe, Smith, Ravin & Davis
                  99 Wood Avenue South
                  Iselin, New Jersey  08830
                  Fax: (908) 549-1881,

or to such other address or addresses and to the attention of such other person or persons as Seller may from time to time designate in writing to Purchaser.

     17.2. Receipt of Notice. Any notice given in accordance with this Article XVII shall be deemed to have been given when delivered personally, or when received if sent via express delivery, facsimile, or registered or certified mail, return receipt requested.

                                  ARTICLE XVIII
                  EFFECTIVENESS AND ASSIGNABILITY OF AGREEMENT


     This Agreement shall become effective when executed and delivered by Purchaser and Seller, and shall be binding in all respects upon the respective successors and permitted assigns of each of the Parties hereto. No Party hereto may assign this Agreement in whole or in part without first obtaining the written consent of the other Party, except that Purchaser may assign its rights and obligations under this Agreement to one or more Affiliates so long as Purchaser remains responsible for its performance hereunder.


                                   ARTICLE XIX
                           ANNOUNCEMENT OF TRANSACTION


     Subject to the provisions of Section 11.1, no party hereto shall make a public announcement of any of the transactions contemplated by this Agreement without approval of the other Party, unless required by law or by applicable stock exchange requirements, and in any event such person shall provide notice accompanied by a copy of all proposed announcements to the other Party. Nothing in this Agreement shall be construed to inhibit Seller or Purchaser from communicating with their employees regarding this Agreement, so long as Seller or Purchaser, as the case may be, use their best efforts to make such employees comply with the confidentiality obligations contained in this Article XIX.


                                   ARTICLE XX
                            COMPLETENESS OF AGREEMENT


     This Agreement and the Schedules and Exhibits hereto and Closing documents represent the entire contract between the Parties with respect to the subject matter hereof and supersede all offers, proposals, statements, representations and agreements with respect to the subject matter hereof, including but not limited to that certain letter of intent dated December 7, 1995. The Exhibits and Schedules hereto and Closing documents are incorporated herein by reference, and shall be deemed to be included in any reference to this Agreement. This Agreement may not be amended except by action of each of the Parties hereto set forth in an instrument in writing signed on behalf of each of the Parties hereto.

                                   ARTICLE XXI
                                    CAPTIONS


     The captions to the Articles and Sections contained in this Agreement are for reference only, do not form a substantive part of this Agreement and shall not restrict nor enlarge any substantive provision of this Agreement.


                                  ARTICLE XXII
                                 APPLICABLE LAW


     This Agreement, the Schedules and Exhibits, and all other documents given in connection herewith, shall be construed in accordance with the laws of the State of Pennsylvania, without regard to the principles of conflicts of laws.


                                  ARTICLE XXIII
                   CHOICE OF FORUM; VENUE; SERVICE OF PROCESS


     Any claim, suit, action, or proceeding between Purchaser and Seller relating to this Agreement; or relating to any document, instrument, or agreement delivered pursuant hereto, referred to herein, or contemplated hereby; or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement, shall be commenced and maintained exclusively in the United States District Court for the Eastern District of Pennsylvania, or, if that Court lacks jurisdiction over the subject matter, in a state court of competent subject-matter jurisdiction sitting in Chester County, Pennsylvania. Purchaser and the Seller hereby submit themselves unconditionally and irrevocably to the personal jurisdiction of such courts. Purchaser and the Seller further agree that venue shall be in Chester County, Pennsylvania. Purchaser and the Seller irrevocably waive any objection to such personal jurisdiction or venue including, but not limited to, the objection that any claim, suit, action, or proceeding brought in Chester County, Pennsylvania, has been brought in an inconvenient forum. Purchaser and the Seller irrevocably agree that process issuing from such courts may be served on them, either personally or by certified mail, return receipt requested, at the addresses given in Article XVII hereof; and Purchaser and the Seller further irrevocably waive any objection to service of process made in such manner and at such addresses, including without limitation any objection that service in such manner and at such addresses is not authorized by the local or procedural laws of Pennsylvania.


                                  ARTICLE XXIV
                                  COUNTERPARTS


     This Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute but one and the same Agreement by and among the Parties.


                                   ARTICLE XXV
                           NO THIRD PARTY BENEFICIARY


     This Agreement is intended to inure to the benefit of Purchaser and the Seller only; and no third party shall have any rights, express or implied, by reason of this Agreement.


                                  ARTICLE XXVI
               UNILATERAL RIGHT TO WAIVE FAILURES OF OTHER PARTIES


     26.1. Waiver. Any of the Parties may:

     26.1.1. Extend in writing the time for the performance of any of the obligations herein contained to be performed for the benefit of such party;

     26.1.2. Waive in writing any inaccuracies in the representations and warranties made to it contained in this Agreement or any Exhibit or Schedule hereto or any certificate or certificates delivered by another party to this Agreement;

     26.1.3. Waive in writing the failure in performance of any of the conditions herein expressed for its benefit; and

     26.1.4. Waive in writing compliance with any of the covenants herein contained for its benefit.

     26.2. Effect of Waiver. No such waiver or extension shall be valid unless in writing and signed by the party granting the waiver or extension, and no such waiver or extension shall be construed to excuse or mitigate any subsequent breach or violation of this Agreement not specifically covered by such waiver.


                                  ARTICLE XXVII
                                  SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, upon the request of any party hereto, the Parties to this Agreement shall add, in lieu of such invalid or unenforceable provisions, provisions as similar in terms to such invalid or unenforceable provisions as may be possible and legal, valid and enforceable.

[Next page is signature page.]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.


Purchaser:                           MESTEK, INC., a Pennsylvania corporation


                                     By:  _/s/________________________
                                          Stephen M. Shea, Senior Vice
                                          President -Finance


Seller:                                   _/s/_____________________________
                                          Koji Shimada